Exhibit 3.33

Michigan Department of Energy, Labor & Economic Growth

Filing Endorsement

This Is to Certify that the ARTICLES OF ORGANIZATION (DOMESTIC L.L.C.)

for

VC HOLDINGS, LLC

ID NUMBER: D4728N

received by facsimile transmission on August 27, 2010 is hereby endorsed

Filed on August 27, 2010 by the Administrator.

The document is effective on the date filed, unless a

subsequent effective date within 90 days after

received date is stated in the document

In testimony whereof, I have hereunto set my hand and affixed the Seal of the Department in the City of Lansing, this 27TH day of August, 2010.
GOLD SEAL APPEARS ONLY ON ORIGINAL Sent by Facsimile Transmission 10239	Director Bureau of Commercial Services

BCS/CD•700 (Rev. 01/09) MICHIGAN DEPARTMENT OF ENERGY, LABOR & ECONOMIC GROWTH BUREAU OF COMMERCIAL SERVICES

Date Received	(FOR BUREAU USE ONLY)

	This document is effective on the data filed, unless a subsequent effective date within 90 days after received date is stated in the document.
Name
Clifford G. Maine, Barnes & Thornburg LLP
Address
171 Monroe Avenue N.W., Suite 1000
City	State	Zip Code
Grand Rapids	MI	49503	EFFECTIVE DATE:

Document will be returned to the name and address you enter above.

If left blank document will be mailed to the registered office.

ARTICLES OF ORGANIZATION

For use by Domestic Limited Liability Companies

(Please read information and instructions on last page)

B

Pursuant to the provisions of Act 23, Public Acts of 1993, the undersigned execute the following Articles:

ARTICLE I

The name of the limited liability company is: VC Holdings, LLC

ARTICLE II

The purpose or purposes for which the limited liability company is formed is to engage in any activity within the purposes for which a limited liability company may be formed under the Limited Liability Company Act of Michigan.

ARTICLE III

The duration of the limited liability company if other than perpetual is: Perpetual

ARTICLE IV

1. The street address of the location of the registered office is:
30600 Telegraph Road, Suite 2345	Bingham Farms	, Michigan	48025
(Street Address)	(City)		(ZIP Code)

2. The mailing address of the registered office if different than above:

		, Michigan
(Street Address of P.O. Box)	(City)		(ZIP Code)

3. The name of the resident agent at the registered office is: CT Corporation

ARTICLE V (Insert any desired additional provision authorized by the Act; attach additional pages if needed.)

Signed this day of ,

By
Signature(s) of Organizer(s)

Todd Wisely, General Counsel and Senior Vice President of Administration of Valassis Communications, Inc.
(Type or Print Name(s) of Organizer(s))